Exhibit 99.1

American TonerServ Reports Record Revenue for Third Quarter

Quarterly Revenue Tops $7.7 Million

$21.5 Million Generated at Nine-Month End; Adjusted EBITDA Remains Positive

Conference Call Scheduled for Wednesday, November 11, 2009 at 4:30PM ET

SANTA ROSA, CA--(Marketwire - 11/10/09) - American TonerServ Corp . (OTCBB: ASVP) ("ATS"), a leader in the highly fragmented $6.0 billion printer supplies and services industry, reports sequential revenue growth for the 3rd quarter and nine-months ended September 30, 2009.

Financial highlights for the quarter include:

  Revenue increased 192% to $7,760,601 compared with $2,653,858 reported for the third quarter of 2008, primarily due to the acquisition of iPrint Technologies.
  Gross profit increased 86% to $2,000,083 compared with $1,078,174 reported in the third quarter of 2008
  Adjusted EBITDA totaled $61,200, compared with a negative adjusted EBITDA of $401,400 for the third quarter of 2008
  Net loss increased to $1,028,777, or $ 0.01 per fully diluted share, compared to a net loss of $956,080, or $0.01 per fully diluted share for the third quarter of 2008

Financial highlights for the nine-months ended September 30, 2009 include:

  Revenue increased 165% to $21,493,092 compared with $8,106,084, for the nine-month period ended September 30, 2008, primarily due to the acquisition of iPrint Technologies.
  Gross Profit increased 105% to $6,215,305 compared with $3,036,228 reported for the nine-months ended to September 30, 2008
  Adjusted EBITDA totaled $345,616 compared to a negative Adjusted EBITDA of $1,158,902 for the nine-month period ended September 30, 2008
  Net loss decreased to $1,874,843, or $0.02 per fully diluted share, compared to a net loss of $3,408,006, or $0.05 per fully diluted share, reported for the nine-month period ended September 30, 2008

Chuck Mache, CEO of American TonerServ, commented: “We are very pleased with the continuing improvements in our financial results. We have set another record for revenue this quarter and achieved positive adjusted EBITDA for the third consecutive quarter. The trajectory suggests that the coming quarter and 2010 will see further strengthening of our position as a leader in the compatible toner cartridge business.”

Mr. Mache continued: “Since the education and medical business segments are strong vertical markets for us, and with the education sector largely closed down and hospitals in the Florida region slower during the third quarter, we have seen reasonable downward seasonality in our business this quarter. However, we are pleased with our 3 rd quarter growth over the previous quarter, and since the end of the quarter, we have seen an acceleration in sales, and indeed, we are now selling over 1,000 cartridges a day.”

Mache concluded, “Through the execution of our organic growth strategies, largely sparked by the iPrint division’s strong quarter, we are working toward our goal to establish ATS as the brand of choice in the compatibles market as Hewlett Packard is in the OEM market.”

Conference Call Information:

Management will host a conference call on Wednesday, November 11, 2009, at 4:30 Eastern Standard Time.

The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 25804114. This call is also available through a live, listen-only audio Web broadcast via the Internet at www. AmericanTonerServ. com under Investor Relations. Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. The call will be archived and accessible on the Web site for one year.

Presentation of Non-GAAP Information

This press release contains non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization) and Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization and other non-cash related expenditures). The Company believes these non-GAAP financial measures are useful to investors in evaluating its results. These measures are not a measurement of financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity. In addition, because EBITDA and Adjusted EBITDA may not be calculated identically by all companies, this presentation may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation - EBITDA and Adjusted EBITDA, along with related footnotes, below.

About American TonerServ

American TonerServ (OTCBB:ASVP) is a leading marketer of compatible and original-equipment-manufactured toner cartridges. The company is strategically building a nationwide organization to efficiently serve the printing needs of small- and medium-sized businesses by executing on key organic growth initiatives designed to build sales distribution across the country. In the more than $6.0 billion recycled printer cartridge and printer services industry, the company offers top-quality, environmentally friendly products and local service teams to its customers. Please see www.AmericanTonerServ.com for more information.

Forward Looking Information

Except for historical information contained herein, the matters set forth above may be forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as the level of business and consumer spending, the amount of sales of the Company's products, the competitive environment within the industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts, economic conditions in the industry and the financial strength of the Company's customers and suppliers. The Company does not undertake any obligation to update such forward-looking statements. Investors are also directed to consider all other risks and uncertainties.

Contact:
American TonerServ Corp.
Chuck Mache, 707-569-1217
President & CEO
or
The Investor Relations Group
Investor Relations:
Adam Holdsworth, 212-825-3210
or
James Carbonara, 212-825-3210

FINANCIAL TABLES TO FOLLOW

AMERICAN TONERSERV CORP. AND SUBSIDIARIES

RESULTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Toner and supplies	$6,896,829	$2,355,070	18,614,449	$6,894,035
Service	863,772	298,788	2,878,643	1,212,049
	---------	--------	---------	--------
Total revenues	7,760,601	2,653,858	21,493,092	8,106,084
	---------	--------	---------	--------
Cost of sales:
Toner and supplies	5,380,007	1,409,625	14,194,819	4,287,228
Service	380,511	166,059	1,082,968	782,628
	---------	--------	--------	--------
Total cost of sales	5,760,518	1,575,684	15,277,787	5,069,856

Gross profit	2,000,083	1,078,174	6,215,305	3,036,228

Operating expenses:
Salaries and wages	808,314	717,517	2,557,927	2,074,177
Professional fees and
services	222,734	217,143	1,006,043	948,270
Sales and marketing	611,972	237,333	1,712,472	717,540
General and administrative 490,420		460,065	1,477,950	1,202,576
Amortization of
intangible assets	181,616	155,224	535,107	461,430
	---------	--------	--------	--------
Total operating expenses	2,315,056	1,787,282	7,289,499	5,403,993
	---------	--------	--------	--------
Loss from operations	(314,973)	(709,108)	(1,074,194)	(2,367,765)

Other (expense) income:
Change in fair value of
warrant liability	(389,248)	(98,259)	63,421	(96,385)
Gain on claims settlement	-	-	-	66
Fair value of
convertible debt	-	31,250	250,000	(331,250)
Interest expense, net	(325,928)	(179,963)	(1,119,347)	(612,672)
Other income	1,372	-	5,277	-
	---------	---------	--------	---------
Net loss	$(1,028,777)	(956,080)	(1,874,843)	$(3,408,006)
	==========	=========	==========	=========
Net loss per share:
Basic and diluted	$(0.01)	(0.01)	(0.02)	(0.05)
	==========	==========	==========	===========
Weighted average number
of shares outstanding:
Basic and diluted	78,386,647	65,605,456	78,041,746	64,032,972
	==========	==========	==========	==========

BALANCE SHEET DATA

	September 30,
	2009	December 31,
	(unaudited)	2008
ASSETS
Current assets
Cash and cash equivalents	$62,866	$4,033
Accounts receivable, net	3,668,519	2,753,445
Inventory, net	1,161,861	774,747
Prepaid expenses and other current assets	189,734	75,716
Deferred compensation	108,170	73,275
	----------	----------
Total current assets	5,191,150	3,681,216
	----------	----------
Intangible assets, net	3,761,906	4,058,036
Goodwill	7,127,999	6,935,468
Property and equipment, net	561,429	644,477
Other assets	74,788	80,044
	----------	----------
Total assets	$16,717,272	$15,399,241
	===========	===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Cash overdraft	$48,457	$39,381
Accounts payable and accrued expenses	4,373,529	3,030,599
Shareholder advances	126,161	173,595
Revolving line of credit	1,691,697	1,346,722
Notes payable - current portion
(net of unamortized discount of $116,368
and $194,937 at September 30, 2009 and
December 31, 2008)	1,690,194	2,080,865
Convertible notes payable, current portion
(net of unamortized discount of $205,315
and $147,566 at September 30, 2009 and
December 31, 2008)	1,539,152	1,782,712
Convertible notes payable, related parties –
current portion(net of unamortized
discount of $0 and $1,466 at September 30,
2009 and December 31, 2008)	-	123,534
Deferred revenue	280,830	77,245
	----------	----------
Total current liabilities	9,750,020	8,654,653
	----------	----------
Long-term liabilities
Notes payable (net of unamortized discount
of $187,796 and $244,016 at September 30, 2009
and December 31, 2008)	1,178,913	929,842
Convertible notes payable (net of unamortized
discount of $435,785 and $669,042 at
September 30, 2009 and December 31, 2008)	2,272,508	2,926,524

Warrant liabilities	582,577	639,193
	----------	----------

BALANCE SHEET DATA (continued)

Total long-term liabilities	4,033,998	4,495,559
	----------	----------
Total liabilities	13,784,018	13,150,212
	----------	----------
Commitments and contingencies

Stockholders' equity:
Preferred stock
6,800,000 and 0 shares issued and
outstanding at September 30, 2009 and
December 31, 2008, respectively	6,800	-
Common stock
78,455,995 and 77,045,995 shares issued and
outstanding at September 30, 2009 and
December 31, 2008, respectively	78,456	77,046
Additional paid-in capital	26,983,543	24,391,819
Accumulated deficit	(24,135,545)	(22,219,836)
	-----------	-----------
Total stockholders' equity	2,933,254	2,249,029
	-----------	-----------
Total liabilities and stockholders' equity	$16,717,272	$15,399,241
	============	============

The following is a reconciliation of cash flows provided by operating activities to EBIT, EBITDA, and net loss:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cash flows from
operating activities	$(82,672)	$(381,163)	$(349,563)	$(1,707,266)
Changes in operating
assets and liabilities	(119,770)	(154,137)	(102,939)	150,813
Non-cash (expenses) income,
including depreciation and
amortization	(826,335)	(420,781)	(1,422,341)	(1,851,553)
Interest expense, net	325,928	179,963	1,119,347	612,672
	----------	----------	----------	----------
EBIT	(702,849)	(776,118)	(755,496)	(2,795,334)
Depreciation and
amortization	229,578	192,112	674,146	562,935
	----------	----------	----------	----------
EBITDA	(473,271)	(584,006)	(81,350)	(2,232,399)
Interest expense	(325,928)	(179,963)	(1,119,347)	(612,672)
Depreciation and
amortization	(229,578)	(192,112)	(674,146)	(562,935)
	----------	----------	----------	----------
Net loss	$(1,028,777)	$(956,081)	$(1,874,843)	$(3,408,006)
	===========	===========	===========	===========

The following is a reconciliation of net loss to EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net loss	$(1,028,777)	$(956,081)	$(1,874,843)	$(3,408,006)
Interest expense, net	325,928	179,963	1,119,347	612,672
	----------	----------	----------	----------
EBIT	(702,849)	(776,118)	(755,496)	(2,795,334)
Depreciation and
amortization	229,578	192,112	674,146	562,935
	----------	----------	----------	----------
EBITDA	$(473,271)	$(584,006)	$(81,350)	$(2,232,399)
	===========	===========	===========	===========

The following is a reconciliation of net EBITDA to Adjusted EBITDA; which excludes all non-cash items; one time expenditures and stock related compensation:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
EBITDA	$(473,271)	$(584,006)	$(81,350)	$(2,232,399)
Stock related
compensation	120,301	119,453	667,539	613,362

Fair value of
conversion feature
of convertible debt	-	(31,250)	(250,000)	331,250
Fair value of warrant
liabilities	389,248	98,259	(63,421)	96,385
Bad debt allowance
for new entities	2,500	(3,856)	5,000	32,500
Other costs	22,422	-	67,848	-
----------		----------	----------	----------
ADJUSTED EBITDA	$61,200	$(401,400)	$345,616	$(1,158,902)
==========		==========	==========	==========